Exhibit 5.2

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

February 4, 2016

Jefferies Group LLC

520 Madison Avenue

New York, NY 10022

Re:	Registration Statement on Form S-3 for Debt Securities

Ladies and Gentlemen:

We have acted as counsel to Jefferies Group LLC, a Delaware limited liability company (the “Company”) in connection with the filing of a Registration Statement on Form S-3, including the exhibits thereto (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder, for the registration by the Company of its 5.50% Senior Notes due 2016, 6.25% Senior Debentures due 2036, 6.450% Senior Debentures due 2027, 8.50% Senior Notes due 2019, 3.875% Convertible Senior Debentures due 2029, 6.875% Senior Notes due 2021, 5.125% Senior Notes due 2018, 5.125% Senior Notes due 2023 and 6.500% Senior Notes due 2043 (the “Debt Securities”) that previously were registered and sold under previously filed Registration Statements (File Nos. 333-107032, 333-187653, 333-181596, 333-160214, and 333-130325) and that may be offered and sold on an ongoing basis in market making and other transactions as principal by Jefferies LLC and other affiliates of the Company (the “Securities”). Except as otherwise defined herein, capitalized terms are used as defined in the Registration Statement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement and the Prospectus included therein, (ii) the Indenture dated as of March 12, 2002, by and between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”) (incorporated by reference as Exhibit 4.1 to the Registration Statement), as amended and supplemented by the First Supplemental Indenture thereto, dated as of July 15, 2003, the Second Supplemental Indenture thereto, dated as of December 19, 2012 and the Third Supplemental Indenture thereto, dated as of March 1, 2013 (incorporated by reference as Exhibits 4.2, 4.3 and 4.4, respectively, to the Registration Statement) (the “2002 Indenture”), (iii) the Convertible Securities Indenture dated as of October 26, 2009, by and between the Company and the Trustee (incorporated by reference as Exhibit 4.5 to the Registration Statement), as amended and supplemented by the First Supplemental Indenture thereto, dated as of October 26, 2009, the Second Supplemental Indenture thereto, dated as of December 19, 2012, the Third Supplemental Indenture thereto, dated as of February 28, 2013 and the Fourth Supplemental Indenture thereto, dated as of March 1, 2013 (incorporated by reference as Exhibits 4.6, 4.7, 4.8 and 4.9, respectively, to the Registration Statement)(the “2009 Indenture”) and each of the 2002 Indenture and the 2009 Indenture and the 2013 Indenture, an “Indenture” and, collectively, the “Indentures”), (iv) the Company’s Limited Liability Company Agreement, and (v) resolutions of the Board of Directors of the Company and such other documents and records as we have deemed necessary.

In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies and the authenticity of all such documents.

Based upon the foregoing, we are of the opinion that the Debt Securities constitute legal, valid and binding obligations of the Company and are entitled to the benefits provided by the applicable Indenture.

Our opinion set forth above is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We render the foregoing opinion as members of the Bar of the State of New York and express no opinion as to laws other than the laws of the State of New York, the Limited Liability Company Act of the State of Delaware and the federal laws of the United States of America. Although the Securities may be offered and sold from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters.” In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

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